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                                                                    Exhibit 32.1





                      Statement of Chief Executive Officer

         Pursuant to Section 1350 of Title 18 of the United States Code





Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Joseph Esposito, the President and Chief Executive Officer of eResearchTechnology, Inc. (the "Company"), hereby certifies that to the undersigned's knowledge:

     The Company's Form 10-Q Quarterly Report for the period ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







Dated: November 4, 2004                                 Joseph Esposito
                                                   -----------------------------
                                                   Joseph Esposito,
                                                   President and Chief Executive
                                                   Officer